Exhibht 10.5

June 19, 2013

Chen Winterman

Haifa, Israel

Re: Investment in Bluesphere Corp.

Dear Shen:

This will confirm the terms on which you will invest in Eastern Sphere, a 100%-owned subsidiary of Bluesphere Corp (“Bluesphere”). You will invest $20,000 in Bluesphere in exchange for 6,060,600 shares of common stock of Bluesphere. These shares will be delivered to your order promptly after the receipt of the $50,000 restricted and may only be offered or sold pursuant to a registration statement under the Securities Act of 1933, as amended, or an exemption therefrom. Please indicate your acceptance of such terms by counter-signing where indicated below.

Yours truly,

Shlomi Palas, CEO

Agreed and accepted:

Chen Winterman